Exhibit 10.1

HEALTHLYNKED CORPORATION

Interim Chief Financial Officer Consulting Engagement Letter

Date: July 10, 2026

Mr. George O’Leary

Dear George,

HealthLynked Corporation (“HealthLynked” or the “Company”) is pleased to offer you the opportunity to serve as the Company’s Interim Chief Financial Officer during one of the most important periods in the Company’s history.

The purpose of this engagement is to provide executive financial leadership necessary to successfully complete the Company’s uplisting to the Nasdaq Capital Market, strengthen the Company’s financial infrastructure, and assist management in positioning HealthLynked for its next phase of growth and capital formation.

Position

You will serve as Interim Chief Financial Officer of HealthLynked Corporation, reporting directly to the Chief Executive Officer and working closely with the Board of Directors.

As Interim Chief Financial Officer, you shall have the authority, responsibility, and accountability customarily associated with the Chief Financial Officer of a publicly reporting company, including oversight of financial reporting,

SEC reporting, budgeting, forecasting, capital markets activities, investor relations support, financing activities, and coordination with the Company’s auditors, securities counsel, investment bankers, transfer agent, and Nasdaq representatives.

Term

This Agreement shall become effective on July 13, 2026, and shall continue until terminated by either party upon thirty (30) days’ written notice.

Time Commitment

You shall devote the time, attention, and effort reasonably necessary to fulfill the responsibilities of Interim Chief Financial Officer and support the Company’s Nasdaq uplisting and capital formation initiatives.

The parties anticipate your regular work schedule will generally consist of three (3) full business days each week, typically Mondays, Tuesdays, and Wednesdays. You acknowledge that additional availability may periodically be required to accommodate Board meetings, SEC reporting deadlines, auditor requests, investor meetings, financing activities, Nasdaq matters, and other time-sensitive Company requirements.

Compensation

HealthLynked shall pay you Fifteen Thousand Dollars ($15,000.00) per month, payable monthly in advance $7,500 on the 15th and 1st of every month.

You shall serve as an independent contractor and shall not be eligible for employee benefits, cash bonus programs, retirement plans, paid vacation, or other employee compensation.

The Company shall reimburse reasonable pre-approved business expenses incurred in connection with your services.

Primary Responsibilities

During your engagement, your primary responsibilities shall include, but not be limited to:

●	Serving as Interim Chief Financial Officer and providing executive financial leadership to the Company.

●	Leading and coordinating all financial activities necessary to obtain approval for listing on the Nasdaq Capital Market.

●	Coordinating with the Company’s auditors, securities counsel, investment bankers, transfer agent, Nasdaq representatives, and other professional advisors to satisfy all financial and regulatory requirements necessary for Nasdaq approval.

●	Strengthening the Company’s financial reporting, internal controls, budgeting, forecasting, investor presentations, and overall public company readiness.

●	Actively assisting the Company in raising growth capital through existing and new investor relationships, participating in investor presentations, due diligence meetings, financial modeling, management meetings, and other capital markets activities designed to secure financing for the Company.

●	Assisting management in preparing for the Company’s anticipated institutional equity financing of approximately Seven Million Five Hundred Dollars ($7,500,000) following Nasdaq approval and supporting all aspects of that financing process.

●	Assisting management in identifying bridge financing opportunities, strategic investors, institutional investors, family offices, and other appropriate sources of capital.

●	Coordinating with the Company’s investment bankers and financial advisors to maximize the success of future financing transactions.

●	Advising the Chief Executive Officer and Board of Directors regarding corporate finance, governance, strategic planning, capital allocation, shareholder value enhancement, and other financial matters.

The parties acknowledge that HealthLynked has engaged investment banking professionals to assist with its anticipated institutional financing following Nasdaq approval. Consultant shall actively assist management in preparing the Company for that financing while supporting the Company’s capital formation efforts throughout the engagement.

Equity Incentive

Recognizing that the principal objective of this engagement is the successful completion of the Company’s Nasdaq uplisting, you shall be eligible to receive 35,000 non-qualified stock options with an exercise price of $3.50 per share, subject to approval by the Board of Directors and the Company’s Equity Incentive Plan.

The options shall vest only upon the Company’s successful approval for listing on the Nasdaq Capital Market while you are actively serving as Interim Chief Financial Officer or during any applicable thirty (30) day notice period following termination of this Agreement.

If Nasdaq approval is not obtained while you are actively serving as Interim Chief Financial Officer, the options shall automatically terminate and be forfeited unless otherwise approved by the Board of Directors.

Confidentiality

You agree to maintain the confidentiality of all proprietary, financial, operational, strategic, and confidential information of HealthLynked Corporation during and after your engagement.

Independent Contractor

The parties acknowledge that you are engaged as an independent contractor. Nothing contained in this Agreement shall be construed as creating an employer-employee relationship, partnership, joint venture, or agency relationship.

Notwithstanding your status as an independent contractor, you shall serve as the Company’s Interim Chief Financial Officer with the authority and responsibilities customarily associated with that office during the term of this engagement.

Entire Agreement

This letter sets forth the principal business terms of our consulting engagement. The parties acknowledge that these terms may be incorporated into a more comprehensive Consulting Agreement consistent with the provisions outlined herein George, I appreciate your willingness to assist HealthLynked during this pivotal period. I believe your experience in public company finance, capital markets, and strategic execution will be instrumental in helping HealthLynked successfully complete its Nasdaq uplisting and position the Company for its next stage of growth.

If these terms are acceptable, please indicate your acceptance below.

Sincerely,

/s/ Michael Dent, M.D.
Michael Dent, M.D.
Chief Executive Officer
HealthLynked Corporation

Accepted and Agreed:

/s/ George O’Leary
George O’Leary
Date: July 10, 2026

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